Exhibit 99.1

Dice Holdings, Inc. Reports Third Quarter 2007 Results

•	Revenues totaled $38.2 million, an increase of $16.5 million, or 76%, including $10.3 million from the October 2006 eFinancialCareers acquisition

•	Net income increased 33% to $4.2 million

•	Earnings per diluted share were $0.07

•	Cash flow from operations totaled $11.1 million

•	Adjusted EBITDA totaled $16.7 million, an increase of 76% (See “Notes Regarding the Use of Non-GAAP Financial Measures”)

New York, New York, October 31, 2007—Dice Holdings, Inc. (NYSE: DHX), a leading provider of specialized career websites for professional communities, today reported financial results for the quarter ended September 30, 2007.

Third Quarter Operating Results

Total revenues for the quarter ended September 30, 2007 increased 76% to $38.2 million versus $21.7 million in the comparable quarter of 2006. The increase was primarily driven by revenues from the eFinancialCareers businesses acquired in October 2006 and by an increase in the number of recruitment package customers and in the average revenue per recruitment package customer at Dice.com. Pro forma total revenues for the third quarter of 2006 would have been $27.7 million, and the year over year increase would have been 38%, had Dice Holdings owned the eFinancialCareers businesses during that period.

Operating income for the quarter ended September 30, 2007 increased $4.0 million to $9.8 million, from $5.8 million for the comparable period in 2006. The increase in operating income reflects higher revenues and greater operating leverage at Dice.com and the impact of the results of eFinancialCareers. Net income for the current quarter was $4.2 million, an increase of $1.0 million, compared with $3.2 million for the third quarter of 2006. Earnings from continuing operations per diluted share were $0.07 for the current quarter, compared with $0.06 for the same period last year.

Net cash provided by operating activities for the third quarter ended September 30, 2007 was $11.1 million, compared with $8.8 million for the third quarter last year.

Adjusted EBITDA for the third quarter of 2007 was $16.7 million, compared with $9.5 million for the third quarter of 2006. See “Notes Regarding the Use of Non-GAAP Financial Measures.”

Operating Segments

Dice Holdings, Inc. operates in two distinct business segments: DCS Online and eFinancialCareers. The other businesses operated by Dice Holdings, which include the eFinancialCareers operations within the United States, JobsintheMoney.com, Targeted Job Fairs, and the Company’s joint venture in India, are reported in the Other category.

DCS Online, which accounted for 70% of Dice Holdings’ consolidated revenues in the third quarter of 2007, consists of Dice.com and ClearanceJobs.com. For the third quarter of 2007, DCS Online revenues were $26.6 million, a 28% increase over the third quarter of 2006, primarily driven by an increase in recruitment package customers at Dice.com and an overall increase in revenue at ClearanceJobs.com. Within the segment, Dice.com represented a significant majority of total revenues for the period.

eFinancialCareers, which accounted for 22% of Dice Holdings’ consolidated revenues in the third quarter of 2007, consists of the eFinancialCareers operations outside the United States. For the third quarter of 2007, eFinancialCareers’ revenues were $8.3 million. Pro forma revenues for the third quarter of 2006 would have been $4.7 million for this segment had Dice Holdings owned eFinancialCareers during that period.

Other revenues accounted for the remainder of Dice Holdings’ consolidated revenues in the third quarter of 2007. For the third quarter of 2007, Other revenues were $3.3 million, compared with $0.9 million for the comparable period in 2006. Pro forma revenues for the third quarter of 2006 would have been $2.2 million for this segment had Dice Holdings owned the eFinancialCareers businesses during that period.

Nine-Month Operating Results

Total revenues for the nine months ended September 30, 2007 increased 81% to $103.2 million, compared to $57.0 million in the comparable period in 2006. The increase was primarily driven by an increase in the number of recruitment package customers and in the average revenue per recruitment package customer at Dice.com, as well as revenues from the addition of the eFinancialCareers businesses. Pro forma total revenues for the nine months ended September 30, 2006 would have been $72.9 million had Dice Holdings owned the eFinancialCareers businesses during that period.

By segment, DCS Online revenues increased 37% to $75.1 million for the nine month period ended September 30, 2007, while eFinancialCareers contributed revenues of $20.0 million. Other revenues for the nine months ended September 30, 2007 increased to $8.1 million from $2.2 million in the comparable period of 2006. Pro forma revenues for the nine months ended September 30, 2006 would have been $12.0 million for the eFinancialCareers segment and $6.2 million for the Other segment had Dice Holdings owned the eFinancialCareers businesses during that period.

Operating income for the nine months ended September 30, 2007 increased $9.7 million to $21.5 million from $11.8 million for the comparable period in the prior year. Net income for the first nine months of 2007 was $13.7 million, compared with $5.4 million for the year ago period.

For the nine month period ended September 30, 2007, net cash provided by operating activities was $38.6 million, compared with $29.0 million for the same period last year.

Adjusted EBITDA for the nine months ended September 30, 2007 was $42.8 million, compared with $24.4 million for the same period in 2006. See “Notes Regarding the Use of Non-GAAP Financial Measures.”

Balance Sheet

Deferred revenue at September 30, 2007 was $44.0 million, representing a 57% increase from the balance of $27.6 million at September 30, 2006. The increase was primarily attributable to having a greater number of recruitment package customers and a higher percentage of those customers under annual agreements than at September 30, 2006, and to the addition of the eFinancialCareers businesses. This also represented a 28% increase from the $34.5 million balance at December 31, 2006.

Net debt, defined as total debt less cash and cash equivalents and marketable securities, was $81.2 million at September 30, 2007 (consisting of total debt of $124.7 million minus cash and cash equivalents and marketable securities of $43.5 million), compared to a net debt balance of $171.4 million at June 30, 2007 (consisting of total debt of $180.0 million minus cash and cash equivalents and marketable securities of $8.6 million). The Company raised $81.0 million (before expenses) of proceeds from the initial public offering on July 23, 2007.

Management Comments

Scot Melland, Chairman, President and Chief Executive Officer, stated “We were pleased with third quarter results, which were characterized by strong organic growth in a more challenging market environment. Once again, Dice.com was the primary contributor, although eFinancialCareers continued to exhibit strong growth and profitability, particularly in the European marketplace.” Melland continued, “As our recent growth rates suggest, our focus serving professional communities is providing value and efficiency to employers and recruiters, as well as job seekers. We are confident that our model will continue to drive value over the long run.”

Mike Durney, Senior Vice President, Finance and Chief Financial Officer, added “We achieved excellent operating results in each of our segments in the third quarter. Dice.com continued to add recruitment package customers while also generating higher average revenue per customer. At eFinancialCareers we continued our strong year over year performance both in our core European markets, and in the U.S. and Asia. Overall, operating margins for the period reached 43% at the Adjusted EBITDA level, and we generated $11.1 million in cash from operations. The indicators of profitability continue to highlight our ability to generate significant free cash flow above and beyond the investments we make to drive growth over the long term.”

Business Outlook

As of October 31, 2007, the Company anticipates the following financial performance for the remainder of 2007:

Quarter Ended December 31, 2007
Total Revenue	$39 - $40mm

Estimated Contribution % By Segment
DCS Online	68%
eFinancialCareers	25%
Other	7%

% of Revenue:
Sales & Marketing expense	37 – 39%

Net Income Margin	11 – 12%

Adjusted EBITDA Margin	42 – 43%

Other Items:
Non-cash stock based compensation expense	$1.1- 1.2 mm
Depreciation and Amortization	$5.4 -5.5 mm
Interest rate on indebtedness	8.6%
Effective income tax rate	40%
Share count	62 mm
Option count	8.2 mm

Conference Call Information

The Company will host a conference call to discuss third quarter 2007 financial results today at 8:30 AM Eastern Time. Hosting the call will be Scot W. Melland, Chairman, President and Chief Executive Officer, and Michael P. Durney, Senior Vice President, Finance and Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 866-770-7129 or for international callers by dialing 617-213-8067; the participant passcode is 94327031. A replay will be available two hours after the call and can be accessed by dialing 888-286-8010 or 617-801-6888 for international callers; the replay passcode is 37653331. The replay will be available until November 7, 2007. The call will also be webcast live from the Company’s website at www.diceholdingsinc.com under the investor relations section (www.investor.diceholdingsinc.com).

Contacts

Investor Relations

Don Tomoff or Tom Ryan, ICR Inc.

212.448.4181 | IR@dice.com

Media Relations

Rich Layne or Stephanie Sampiere, ICR Inc.

203.682.8224 | 203.682.8277

About Dice Holdings, Inc.

Dice Holdings, Inc. is a leading provider of specialized career websites for professional communities, including technology and engineering, capital markets and financial services, accounting and finance, and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 16 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets in North America, Europe, the Middle East, Asia and Australia.

Notes Regarding the Use of Non-GAAP Financial Measures

Dice Holdings, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash share based compensation expense and add back of deferred revenue written off (“Adjusted EBITDA”), free cash flow and net debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Adjusted EBITDA

Adjusted EBITDA is a metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Amended and Restated Credit Facility, represents net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization, non-cash stock compensation expense, extraordinary or non-recurring non-cash charges or expenses, and to add back the deferred revenues written off in connection with the Dice Inc. acquisition and the eFinancialCareers acquisition purchase accounting adjustments.

We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth as well as to monitor compliance with financial covenants. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

We present this discussion of Adjusted EBITDA because covenants in our Amended and Restated Credit Facility contain ratios based on this measure. Our Amended and Restated Credit Facility is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Amended and Restated Credit Facility that are based on Adjusted EBITDA may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under our Amended and Restated Credit Facility.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA (as defined above) with an addition for the Adjusted EBITDA of eFinancialCareers, as though we owned the business for all periods presented. We believe Pro Forma Adjusted EBITDA is an important non-GAAP measure as it provides a basis for comparing the current period performance against prior periods.

Free Cash Flow

We define free cash flow as net cash provided by operating activities from continuing operations minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period.

Net Debt

Net Debt is defined as total debt less cash and cash equivalents and marketable securities. We consider net debt to be an important measure of liquidity and an indicator of our ability to meet ongoing obligations. We also use net debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, and the failure to attract qualified professionals or grow the number of qualified professionals who use our websites. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1, as amended, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly report on Form 10-Q, all of which are available on the Investor Relations page of our website at www.diceholdingsinc.com.

You should keep in mind that any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Revenues	$38,208	$21,668	$103,248	$56,984

Operating expenses:
Cost of revenues	2,503	1,162	6,418	3,321
Product development	1,179	511	3,140	1,536
Sales and marketing	13,823	8,510	41,469	23,768
General and administrative	5,352	2,399	13,848	6,712
Depreciation	853	454	2,227	1,174
Amortization of intangible assets	4,661	2,825	14,663	8,677

Total operating expenses	28,371	15,861	81,765	45,188

Operating income	9,837	5,807	21,483	11,796
Interest expense	(3,387)	(751)	(10,027)	(3,013)
Interest income	372	25	530	81

Income from continuing operations before income taxes and minority interest	6,822	5,081	11,986	8,864

Income tax expense	2,625	1,975	3,064	3,452
Minority interest in net loss of subsidiary	—	68	121	198

Income from continuing operations	4,197	3,174	9,043	5,610
Discontinued operations:
Income (loss) from discontinued operations	—	(34)	(243)	(312)
Income tax expense (benefit) from discontinued operations	—	(12)	(4,887)	(117)

Income (loss) from discontinued operations, net of tax	—	(22)	4,644	(195)

Net income	4,197	3,152	13,687	5,415
Convertible preferred stock dividends	—	—	(107,718)	—

Income (loss) attributable to common stockholders	$4,197	$3,152	$(94,031)	$5,415

Basic earnings (loss) per share:
From continuing operations	$0.07	$0.06	$(5.85)	$0.11
From discontinued operations	—	—	0.28	—

	$0.07	$0.06	$(5.57)	$0.11

Diluted earnings (loss) per share:

From continuing operations	$0.07	$0.06	$(5.85)	$0.11
From discontinued operations	—	—	0.28	—

	$0.07	$0.06	$(5.57)	$0.11

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Cash flows provided by operating activities:
Net income	$4,197	$3,152	$13,687	$5,415
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	853	454	2,227	1,174
Amortization	4,661	2,825	14,663	8,677
Deferred income taxes	1,721	1,675	(1,496)	2,786
Amortization of deferred financing costs	202	78	538	236
Share based compensation	1,138	245	2,920	724
Changes in operating assets and liabilities:
Accounts receivable	(2,727)	(1,321)	(1,436)	(1,391)
Prepaid expenses and other assets	165	(185)	(1,232)	37
Accounts payable and accrued expenses	1,566	48	(326)	1,000
Deferred revenue	(59)	1,623	9,276	10,576
Other, net	(623)	173	(199)	(282)

Net cash provided by operating activities	11,094	8,767	38,622	28,952

Cash flows used for investing activities:
Purchases of fixed assets	(974)	(583)	(2,524)	(2,081)
Purchases of marketable securities	—	—	(200)	(100)
Maturities and sales of marketable securities	200	—	400	197
Amounts paid under Targeted Job Fairs acquisition agreement	—	—	—	(965)
Other, net	—	—	(32)	—

Net cash used for investing activities	(774)	(583)	(2,356)	(2,949)

Cash flows provided by (used for) financing activities:
Proceeds from long-term debt	—	—	113,000	—
Payments on long-term debt	(55,300)	(9,000)	(77,300)	(27,000)
Dividends paid on convertible preferred stock	—	—	(107,718)	—
Dividends paid on common stock	—	—	(180)	—
Payments to holders of vested stock options in lieu of dividends	—	—	(4,602)	—
Financing costs paid	(7)	—	(2,246)	—
Proceeds from initial public offering	81,003	—	81,003	—
Payment of costs related to initial public offering	(981)	—	(1,437)	—
Proceeds from stock option exercises	89	—	89	—
Other	—	—	(175)	—

Net cash provided by financing activities	24,804	(9,000)	434	(27,000)

Net cash provided by (used for) operating activities of discontinued operations	(102)	12	88	662
Net cash used in investing activities of discontinued operations	—	(4)	(6)	(86)

Net cash provided by discontinued operations	(102)	8	82	576

Effect of exchange rate changes	29	—	154	—

Net change in cash and cash equivalents for the period	35,051	(808)	36,936	(421)
Cash and cash equivalents, beginning of period	7,680	3,750	5,795	3,363

Cash and cash equivalents, end of period	$42,731	$2,942	$42,731	$2,942

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30, 2007	December 31, 2006
ASSETS
Current assets
Cash and cash equivalents	$42,731	$5,795
Marketable securities	750	944
Accounts receivable, net of allowance for doubtful accounts of $1,016 and $795	16,959	15,014
Deferred income taxes—current	12,143	14,000
Prepaid and other current assets	2,556	1,289
Current assets of discontinued operations	—	809

Total current assets	75,139	37,851

Fixed assets, net	5,842	5,356
Acquired intangible assets, net	86,240	100,186
Goodwill	162,448	156,440
Deferred financing costs, net of accumulated amortization of $994 and $457	3,867	1,972
Other assets	473	251
Non-current assets of discontinued operations	—	271

Total assets	$334,009	$302,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$13,901	$12,113
Deferred revenue	43,997	34,520
Current portion of long-term debt	750	—
Other current liabilities	168	492
Current liabilities of discontinued operations	—	990

Total current liabilities	58,816	48,115
Long-term debt	123,950	89,000
Deferred income taxes—non-current	25,361	29,582
Other long-term liabilities	6,841	1,295

Total liabilities	214,968	167,992

Total stockholders’ equity	119,041	134,335

Total liabilities and stockholders’ equity	$334,009	$302,327

Supplemental Information and Non-GAAP Reconciliations

On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. The supplemental schedules provided include:

Historical Quarterly Statement of Operations and Adjusted EBITDA Reconciliation

A quarterly statement of operations reflecting the results of each quarterly period for calendar year 2006 and the first three quarters of calendar year 2007 is provided. This information provides the reader with the information necessary to analyze Dice Holdings, Inc. over the recent past.

Historical Quarterly Statement of Cash Flows and Free Cash Flow Reconciliation

A quarterly statement of cash flows reflecting the results of each quarterly period for calendar year 2006 and the first three quarters of calendar year 2007 is provided. This information provides the reader with the information necessary to analyze Dice Holdings, Inc. over the recent past.

Quarterly Supplemental Data and Certain Non-GAAP Reconciliations

On this schedule, the Company provides certain non-GAAP information of each quarterly period for calendar year 2006 and the first three quarters of calendar year 2007 that we believe is useful to understanding the business operations of the Company. A discussion of the significant sections is below:

Adjusted Pro Forma Revenues By Segment

Adjusted pro forma revenues by segment reflects historical revenues adjusted for the addition of deferred revenue that was previously written off as part of purchase accounting adjustments related to the Dice Inc. and eFinancialCareers acquisitions. In addition, the Company has made an addition for revenues of eFinancialCareers, as though we owned the business for all periods presented, in order to provide a comparable revenue basis.

Add back of Deferred Revenue Written off in Acquisitions

Deferred revenue is a key metric of the Company’s business as it indicates a level of sales already made that will be recognized as revenue in the future. Dice Inc. had recorded deferred revenue of $16.1 million on its consolidated balance sheet, as of August 31, 2005, prior to purchase accounting adjustments related to its acquisition by Dice Holdings, Inc. As required by GAAP, in determining the fair value of the liabilities assumed under purchase accounting, the acquired deferred revenue is to be recorded at fair value to the extent it represents an assumed legal obligation. The Company estimated its obligation related to deferred revenue as a result of the Dice Inc. acquisition using the cost build-up approach, which determines fair value by estimating the costs related to fulfilling the obligation plus a normal profit margin. The estimated costs to fulfill the Company’s deferred revenue obligation in connection with the Dice Inc. acquisition were based on the Company’s expected future costs to fulfill its obligation to its customers. As a result, the Company recorded an adjustment to reduce the carrying value of deferred revenue by $6.0 million, to $10.1 million.

Similarly, the Company recorded deferred revenue for eFinancialGroup at the date of the acquisition of $3.6 million, prior to purchase accounting adjustments. The Company estimated its obligation related to deferred revenue based on future costs to fulfill its obligation to its customers. As a result, an adjustment was recorded to reduce the carrying value of deferred revenue for eFinancialGroup by $2.4 million, to $1.2 million.

Pro Forma Sales and Marketing Expense

Pro forma sales and marketing expense reflects historical sales and marketing expense adjusted for the addition of sales and marketing expenses for eFinancialCareers, as though we owned the business for all periods presented, in order to provide expense analysis comparable to our business operations today.

DICE HOLDINGS, INC.

HISTORICAL QUARTERLY STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands)

	Quarters				Full Year 2006	Quarters			Year to Date
	Q1 2006	Q2 2006	Q3 2006	Q4 2006		Q1 2007	Q2 2007	Q3 2007	9M 2006	9M 2007
Revenues	$16,077	$19,239	$21,668	$26,674	$83,658	$30,540	$34,500	$38,208	$56,984	$103,248

Operating expenses:
Cost of revenues	1,110	1,049	1,162	1,503	4,824	1,897	2,018	2,503	3,321	6,418
Product development	434	591	511	822	2,358	980	981	1,179	1,536	3,140
Sales and marketing	7,128	8,130	8,510	10,720	34,488	13,601	14,045	13,823	23,768	41,469
General and administrative	2,058	2,255	2,399	3,755	10,467	4,024	4,472	5,352	6,712	13,848
Depreciation	335	385	454	656	1,830	651	723	853	1,174	2,227
Amortization of intangible assets	3,026	2,826	2,825	4,415	13,092	5,228	4,774	4,661	8,677	14,663

Total operating expenses	14,091	15,236	15,861	21,871	67,059	26,381	27,013	28,371	45,188	81,765

Operating income	1,986	4,003	5,807	4,803	16,599	4,159	7,487	9,837	11,796	21,483
Interest expense	(1,331)	(931)	(751)	(1,775)	(4,788)	(2,347)	(4,293)	(3,387)	(3,013)	(10,027)
Interest income	27	29	25	153	234	77	81	372	81	530

Income from continuing operations before income taxes and minority interest	682	3,101	5,081	3,181	12,045	1,889	3,275	6,822	8,864	11,986
Income tax expense (benefit)	262	1,215	1,975	1,190	4,642	(1,070)	1,509	2,625	3,452	3,064
Minority interest in net loss of subsidiary	53	77	68	98	296	—	121	—	198	121

Income from continuing operations	473	1,963	3,174	2,089	7,699	2,959	1,887	4,197	5,610	9,043

Discontinued operations:
Income (loss) from discontinued operations	(232)	(46)	(34)	(1,150)	(1,462)	(537)	294	—	(312)	(243)
Income tax expense (benefit) from discontinued operations	(88)	(17)	(12)	(424)	(541)	(5,455)	568	—	(117)	(4,887)

Income (loss) from discontinued operations, net of tax	(144)	(29)	(22)	(726)	(921)	4,918	(274)	—	(195)	4,644

Net income	$329	$1,934	$3,152	$1,363	$6,778	$7,877	$1,613	$4,197	$5,415	$13,687

DICE HOLDINGS, INC.

HISTORICAL QUARTERLY ADJUSTED EBITDA RECONCILIATIONS

(Unaudited)

(in thousands)

	Quarters				Full Year 2006	Quarters			Year to Date
	Q1 2006	Q2 2006	Q3 2006	Q4 2006		Q1 2007	Q2 2007	Q3 2007	9M 2006	9M 2007
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$329	$1,934	$3,152	$1,363	$6,778	$7,877	$1,613	$4,197	$5,415	$13,687
Discontinued operations	144	29	22	726	921	(4,918)	274	—	195	(4,644)
Minority interest in net loss of subsidiary	(53)	(77)	(68)	(98)	(296)	—	(121)	—	(198)	(121)
Interest income	(27)	(29)	(25)	(153)	(234)	(77)	(81)	(372)	(81)	(530)
Interest expense	1,331	931	751	1,775	4,788	2,347	4,293	3,387	3,013	10,027
Income tax expense (benefit)	262	1,215	1,975	1,190	4,642	(1,070)	1,509	2,625	3,452	3,064
Depreciation	335	385	454	656	1,830	651	723	853	1,174	2,227
Amortization of intangible assets	3,026	2,826	2,825	4,415	13,092	5,228	4,774	4,661	8,677	14,663
Non-cash stock compensation expense	237	242	245	743	1,467	574	1,208	1,138	724	2,920
Deferred revenue adjustment	1,202	650	189	926	2,967	758	518	248	2,041	1,524

Adjusted EBITDA	$6,786	$8,106	$9,520	$11,543	$35,955	$11,370	$14,710	$16,737	$24,412	$42,817

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$9,571	$10,614	$8,767	$10,232	$39,184	$14,594	$12,934	$11,094	$28,952	$38,622
Interest expense	1,331	931	751	1,775	4,788	2,347	4,293	3,387	3,013	10,027
Interest income	(27)	(29)	(25)	(153)	(234)	(77)	(81)	(372)	(81)	(530)
Income tax expense (benefit)	262	1,215	1,975	1,190	4,642	(1,070)	1,509	2,625	3,452	3,064
Deferred income taxes	(74)	(1,037)	(1,675)	(341)	(3,127)	7,386	(4,169)	(1,721)	(2,786)	1,496
Change in accounts receivable	51	19	1,321	3,357	4,748	(1,062)	(229)	2,727	1,391	1,436
Change in deferred revenue	(6,665)	(2,288)	(1,623)	(5,693)	(16,269)	(7,752)	(1,583)	59	(10,576)	(9,276)
Changes in working capital	1,122	(1,841)	(36)	(262)	(1,017)	1,315	1,550	(1,108)	(755)	1,757
Adjustments for discontinued operations	13	(128)	(124)	512	273	(5,069)	(32)	(202)	(239)	(5,303)
Deferred revenue adjustment	1,202	650	189	926	2,967	758	518	248	2,041	1,524

Adjusted EBITDA	$6,786	$8,106	$9,520	$11,543	$35,955	$11,370	$14,710	$16,737	$24,412	$42,817

DICE HOLDINGS, INC.

QUARTERLY STATEMENTS OF CASH FLOWS AND FREE CASH FLOWS

(Unaudited)

(in thousands)

	Quarters				Full Year 2006	Quarters			Year to Date
	Q1 2006	Q2 2006	Q3 2006	Q4 2006		Q1 2007	Q2 2007	Q3 2007	9M 2006	9M 2007
Cash flows provided by operating activities:
Net income	$329	$1,934	$3,152	$1,363	$6,778	$7,877	$1,613	$4,197	$5,415	$13,687

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	335	385	454	656	1,830	651	723	853	1,174	2,227
Amortization	3,026	2,826	2,825	4,415	13,092	5,228	4,774	4,661	8,677	14,663
Deferred income taxes	74	1,037	1,675	341	3,127	(7,386)	4,169	1,721	2,786	(1,496)
Amortization of deferred financing costs	78	80	78	116	352	151	185	202	236	538
Share based compensation	237	242	245	743	1,467	574	1,208	1,138	724	2,920

Changes in operating assets and liabilities:					—				—
Accounts receivable	(51)	(19)	(1,321)	(3,357)	(4,748)	1,062	229	(2,727)	(1,391)	(1,436)
Prepaid expenses and other assets	(93)	315	(185)	(257)	(220)	(724)	(673)	165	37	(1,232)
Accounts payable and accrued expenses	(877)	1,829	48	(483)	517	(1,732)	(160)	1,566	1,000	(326)
Deferred revenue	6,665	2,288	1,623	5,693	16,269	7,752	1,583	(59)	10,576	9,276
Other, net	(152)	(303)	173	1,002	720	1,141	(717)	(623)	(282)	(199)

Net cash provided by operating activities	9,571	10,614	8,767	10,232	39,184	14,594	12,934	11,094	28,952	38,622

Cash flows used for investing activities:
Purchases of fixed assets	(793)	(705)	(583)	(613)	(2,694)	(631)	(919)	(974)	(2,081)	(2,524)
Purchases of marketable securities	(100)	—	—	(100)	(200)	—	(200)	—	(100)	(200)
Maturities and sales of marketable securities	99	98	—	399	596	—	200	200	197	400
Acquisition of eFinancial Group Limited	—	—	—	(104,738)	(104,738)	—	—	—	—	—
Proceeds from the sale of eFinancialNews Limited	—	—	—	41,560	41,560	—	—	—	—	—
Amounts paid under Targeted Job Fairs acquisition agreement	(133)	(832)	—	—	(965)	—	—	—	(965)	—
Other, net	—	—	—	—	—	(15)	(17)	—	—	(32)

Net cash used for investing activities	(927)	(1,439)	(583)	(63,492)	(66,441)	(646)	(936)	(774)	(2,949)	(2,356)

Cash flows provided by (used for) financing activities:
Proceeds from long-term debt	—	—	—	77,000	77,000	113,000	—	—	—	113,000
Payments on long-term debt	(9,000)	(9,000)	(9,000)	(10,000)	(37,000)	(11,000)	(11,000)	(55,300)	(27,000)	(77,300)
Dividends paid on convertible preferred stock	—	—	—	(11,180)	(11,180)	(107,718)	—	—	—	(107,718)
Dividends paid on common stock	—	—	—	—	—	(180)	—	—	—	(180)
Payments to holders of vested stock options in lieu of dividends	—	—	—	—	—	(4,602)	—	—	—	(4,602)
Financing costs paid	—	—	—	(856)	(856)	(2,239)	—	(7)	—	(2,246)
Proceeds from initial public offering	—	—	—	—	—	—	—	81,003	—	81,003
Payment of costs related to initial public offering	—	—	—	—	—	—	(456)	(981)	—	(1,437)
Proceeds from stock option exercises	—	—	—	—	—	—	—	89	—	89
Other	—	—	—	—	—	—	(175)	—	—	(175)

Net cash provided by (used for) financing activities	(9,000)	(9,000)	(9,000)	54,964	27,964	(12,739)	(11,631)	24,804	(27,000)	434

Net cash provided by (used for) operating activities of discontinued operations	173	477	12	1,127	1,789	352	(162)	(102)	662	88

Net cash used in investing activities of discontinued operations	(6)	(76)	(4)	(69)	(155)	(6)	—	—	(86)	(6)

Net cash provided by (used for) discontinued operations	167	401	8	1,058	1,634	346	(162)	(102)	576	82

Effect of exchange rate changes	—	—	—	91	91	20	105	29	—	154

Net change in cash and cash equivalents for the period	(189)	576	(808)	2,853	2,432	1,575	310	35,051	(421)	36,936
Cash and cash equivalents, beginning of period	3,363	3,174	3,750	2,942	3,363	5,795	7,370	7,680	3,363	5,795

Cash and cash equivalents, end of period	$3,174	$3,750	$2,942	$5,795	$5,795	$7,370	$7,680	$42,731	$2,942	$42,731

Free cash flow:
Net cash provided by operating activities	$9,571	$10,614	$8,767	$10,232	$39,184	$14,594	$12,934	$11,094	$28,952	$38,622
Less: Capital expenditures	(793)	(705)	(583)	(613)	(2,694)	(631)	(919)	(974)	(2,081)	(2,524)

Free cash flow	$8,778	$9,909	$8,184	$9,619	$36,490	$13,963	$12,015	$10,120	$26,871	$36,098

DICE HOLDINGS, INC.

NON-GAAP RECONCILIATIONS AND QUARTERLY SUPPLEMENTAL DATA

(Unaudited)

(dollars in thousands except per customer data)

	Quarters				Full Year 2006	Quarters			Year to Date
	Q1 2006	Q2 2006	Q3 2006	Q4 2006		Q1 2007	Q2 2007	Q3 2007	9M 2006	9M 2007
Reconciliation of GAAP Reported Revenue by Segment to Adjusted Pro Forma Revenue by Segment
DCS Online:
Reported Actual	$15,441	$18,513	$20,818	$22,513	$77,285	$23,351	$25,233	$26,557	$54,772	$75,141
Deferred Revenue Adjustment (1)	1,202	650	189	8	2,049	—	—	—	2,041	—

Dice Online	16,643	19,163	21,007	22,521	79,334	23,351	25,233	26,557	56,813	75,141

eFinancialCareers:
Reported Actual	—	—	—	2,924	2,924	5,145	6,497	8,349	—	19,991
eFinancialCareers Pro Forma Adjustment	3,307	4,008	4,687	1,583	13,585	—	—	—	12,002	—
Deferred Revenue Adjustment (1)	—	—	—	412	412	379	301	147	—	827

eFinancialCareers	3,307	4,008	4,687	4,919	16,921	5,524	6,798	8,496	12,002	20,818

Other:
Reported Actual	636	726	850	1,237	3,449	2,044	2,770	3,302	2,212	8,116
eFinancialCareers Pro Forma Adjustment	1,234	1,358	1,347	492	4,431	—	—	—	3,939	—
Deferred Revenue Adjustment (1)	—	—	—	506	506	379	217	101	—	697

Other	1,870	2,084	2,197	2,235	8,386	2,423	2,987	3,403	6,151	8,813

Consolidated:
Reported Actual	$16,077	$19,239	$21,668	$26,674	$83,658	$30,540	$34,500	$38,208	$56,984	$103,248
eFinancialCareers Pro Forma Adjustment	4,541	5,366	6,034	2,075	18,016	—	—	—	15,941	—

Total Pro Forma Revenue	20,618	24,605	27,702	28,749	101,674	30,540	34,500	38,208	72,925	103,248
Deferred Revenue Adjustment (1)	1,202	650	189	926	2,967	758	518	248	2,041	1,524

Total Pro Forma Adjusted Revenue	$21,820	$25,255	$27,891	$29,675	$104,641	$31,298	$35,018	$38,456	$74,966	$104,772

Percentage of Pro Forma Adjusted Revenue by Segment
DCS Online	76.3%	75.9%	75.3%	75.9%	75.8%	74.6%	72.1%	69.1%	75.8%	71.7%
eFinancialCareers	15.2%	15.9%	16.8%	16.6%	16.2%	17.6%	19.4%	22.1%	16.0%	19.9%
Other	8.5%	8.2%	7.9%	7.5%	8.0%	7.8%	8.5%	8.8%	8.2%	8.4%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Segment Definitions:

DCS Online: Dice.com and ClearanceJobs.com

eFinancialCareers: eFinancialCareers worldwide, excluding the US

Other: Targeted Job Fairs, eFinancialCareers (US), JobsintheMoney.com, Dice India

(1)	Deferred revenue adjustments are related to deferred revenue written off in application of purchase accounting. See discussion at "Supplemental Information and Non-GAAP Reconciliations".
(2)	Reflects simple average of three months in each quarterly period.

DICE HOLDINGS, INC.

NON-GAAP RECONCILIATIONS AND QUARTERLY SUPPLEMENTAL DATA (continued)

(Unaudited)

(dollars in thousands except per customer data)

	Quarters				Full Year 2006	Quarters			Year to Date
	Q1 2006	Q2 2006	Q3 2006	Q4 2006		Q1 2007	Q2 2007	Q3 2007	9M 2006	9M 2007
Sales and Marketing Expense
Reported Actual	$7,128	$8,130	$8,510	$10,720	$34,488	$13,601	$14,045	$13,823	$23,768	$41,469
eFinancialCareers Pro Forma Adjustment	1,933	2,352	2,885	949	8,119	—	—	—	7,170	—

Total Pro Forma Sales and Marketing Expense	$9,061	$10,482	$11,395	$11,669	$42,607	$13,601	$14,045	$13,823	$30,938	$41,469

Actual Sales and Marketing Expense as a Percentage of Actual Revenue	44.3%	42.3%	39.3%	40.2%	41.2%	44.5%	40.7%	36.2%	41.7%	40.2%
Pro Forma Sales and Marketing Expense as a Percentage of Pro Forma Adjusted Revenue	41.5%	41.5%	40.9%	39.3%	40.7%	43.5%	40.1%	35.9%	41.3%	39.6%
Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA
Adjusted EBITDA	$6,786	$8,106	$9,520	$11,543	$35,955	$11,370	$14,710	$16,737	$24,412	$42,817
eFinancialCareers Pro Forma Adjustment	844	401	584	(1,210)	619	—	—	—	1,829	—

Pro Forma Adjusted EBITDA	$7,630	$8,507	$10,104	$10,333	$36,574	$11,370	$14,710	$16,737	$26,241	$42,817

Pro Forma Adjusted EBITDA Margin	35.0%	33.7%	36.2%	34.8%	35.0%	36.3%	42.0%	43.5%	35.0%	40.9%

Dice.com Recruitment Package Customers (end of period)	6,800	7,300	7,600	7,600	n.a.	8,500	8,800	9,000	n.a.	n.a.

Dice.com Average Monthly Revenue per Recruitment Package Customer (2)	$753	$772	$795	$813	n.a.	$826	$830	$839	n.a.	n.a.

Summary of Deferred Revenue Written Off by Segment by Period of Impact
DCS Online	$1,202	$650	$189	$8	$2,049	$—	$—	$—	$2,041	$—
eFinancialCareers	—	—	—	412	412	379	301	147	—	827
Other	—	—	—	506	506	379	217	101	—	697

Total Deferred Revenue Written Off by Period of Impact	$1,202	$650	$189	$926	$2,967	$758	$518	$248	$2,041	$1,524

Segment Definitions:

DCS Online: Dice.com and ClearanceJobs.com

eFinancialCareers: eFinancialCareers worldwide, excluding the US

Other: Targeted Job Fairs, eFinancialCareers (US), JobsintheMoney.com, Dice India

(1)	Deferred revenue adjustments are related to deferred revenue written off in application of purchase accounting. See discussion at “Supplemental Information and Non-GAAP Reconciliations”.
(2)	Reflects simple average of three months in each quarterly period.

See below for reconciliation of most comparable GAAP measurement to Adjusted EBITDA:

Guidance - Reconcilation of Net Income to Adjusted EBITDA

Quarter Ended December 31, 2007

Net income	$4.3 -4.8

Depreciation & amortization	5.4 - 5.5
Non-cash stock compensation	1.1 - 1.2
Interest expense, net	2.7 - 2.8
Income taxes	2.7 - 3.1

Adjusted EBITDA	$16.4 -17.2

Net Income Margin	11-12%
Adjusted EBITDA Margin	42-43%